Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to Registration Statement (No. 333-230840) of Mayville Engineering Company, Inc. of our report dated November 21, 2018 relating to the consolidated financial statements of Defiance Metal Products Co., Inc. and Subsidiaries which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

May 3, 2019